THE PROPERTY OPTION AGREEMENT

GREGORY R. THOMSON

AND

PUEBLA RESOURCES CORP.

THE GOLDSTAR

MINERAL PROPERTY

PROVINCE OF BRITISH COLUMBIA

TABLE OF CONTENTS

DEFINITIONS	3

REPRESENTATIONS AND WARRANTIES OF THOMSON	4

REPRESENTATIONS AND WARRANTIES OF PUEBLA	5

GRANT AND EXERCISE OF OPTION	6

OBLIGATIONS OF THOMSON DURING PROPERTY OPTION PERIOD	7

TERMINATION OF PROPERTY ACQUISITION	7

FORCE MAJEURE	8

CONFIDENTIAL INFORMATION	8

ARBITRATION	8

DEFAULT AND TERMINATION	9

NOTICES	9

GENERAL	9

SCHEDULE “A”

DESCRIPTION OF PROPERTY

OPTION AGREEMENT

THIS AGREEMENT made effective as of 10th day of January, 2016.

BETWEEN:

GREGORY R. THOMSON an individual, with a residence at 21928 48th Avenue, Suite 40, Langley, British Columbia, Canada

(hereafter “Thomson”)

AND:

PUEBLA RESOURCES CORP., a Nevada corporation having offices at 50 West Liberty Street, Suite 880, Reno, NV 89501, USA

(hereafter “Puebla”)

WHEREAS:

A.

Thomson is the holder of all Property Rights related to the Property; and

B.

Thomson has agreed to grant an Option to Puebla for Puebla to acquire a 100% interest in and to the Property Rights and the Property, on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of $10.00 now paid by Puebla to Thomson (the receipt of which is hereby acknowledged), the parties agree as follows:

DEFINITIONS

1.1

For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

a)

“Agreement” means this agreement and any amendments thereto from time to time;

b)

“Commencement Date” means the date of this Agreement;

c)

“Completion Date” means the date on which Puebla fulfills all obligations with respect to the proper exercise of the Option as contemplated in Article 4 hereof;

d)

“Dollar(s)” means the currency of the United States of America;

e)

“Exploration Expenditures” means the sum of all costs of acquisition and maintenance of the Property, all exploration and development expenditures, and all other costs and expenses of whatsoever kind or nature including those of a capital nature, incurred or chargeable by Puebla with respect to the exploration and development of the Property.

f)

“Feasibility Report” means a detailed written report of the results of a comprehensive study on the economic feasibility of placing the Property or a portion thereof into Commercial Production and shall include a reasonable assessment of the mineral ore reserves and their amenability to metallurgical treatment, a description of the work, equipment and supplies required to bring the Property or a portion thereof into Commercial Production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations supported by an explanation of the data used therein;

g)

 “Mine” means the workings established and assets acquired, including, without limiting the generality of the foregoing, development headings, plant and concentrator installations, infrastructure, housing, airport and other facilities to bring the Property into Commercial Production;

a.

“Mineral Products” means the end products derived from operating the Property as a Mine;

b.

“Mining Operations” means every kind of work done:

c.

on or in respect of the Property in accordance with a Feasibility Report; or

d.

if not provided for in a Feasibility Report, unilaterally and in good faith to maintain the Property in good standing, to prevent waste or to otherwise discharge any obligation which is imposed upon it pursuant to this Agreement including, without limiting the generality of the foregoing, investigating, prospecting, exploring, developing, property maintenance, preparing reports, estimates and studies, designing, equipping, improving, surveying, construction and mining, milling, concentrating, rehabilitation, reclamation, and environmental protection;

h)

“Net Smelter Return” or “NSR” means the net revenue that the owner of the NSR receives from the sale of the mine's metal/nonmetal products less transportation and refining costs.

i)

“Option” means the irrevocable option for Puebla to earn in and acquire a net undivided interest in and to the Property as provided in this Agreement;

j)

 “Option Period” means the period commencing on the Commencement Date.

k)

 “Puebla” means Puebla Resources Corp.;

l)

 “Property” means the exploration properties and lands located in the Province of British Columbia all as more particularly described in Schedule “A” hereto;

m)

“Property Rights” means all applications for permits for general reconnaissance, permit for general reconnaissance, interim approvals, applications for contracts of work, contracts of work, licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration and development of the Property, or for the purpose of placing the Property into production or continuing production therefrom; .

n)

“Thomson” means Gregory R. Thomson

REPRESENTATIONS AND WARRANTIES OF THOMSON

2.1

Thomson hereby acknowledges and confirms that it is the holder of the Property Rights related to an undivided one hundred (100%) percent interest in the Property as at the date hereof.

2.2

Thomson represents and warrants to Puebla that;

a)

Thomson is lawfully authorized to hold his interest in the Property and will remain so entitled until its interests in the Property have been duly transferred to Puebla as contemplated by the terms hereof;

b)

Thomson is an individual, has attained the age of majority and is legally competent to execute this agreement and to take all actions required pursuant thereto and that upon the execution and delivery, this agreement, will constitute a legal, valid and binding contract of Thomson enforceable against Thomson in accordance with its terms;

c)

as at the date hereof and at the time of transfer to Puebla of an interest in the Property and/or exploration licenses comprising the Property Thomson is and will be the beneficial owner of its interest in the Property free and clear of all liens, charges, claims, royalties or net profit interests of whatsoever nature, and no taxes or rentals will be due in respect of any thereof;

d)

Thomson has the right and capacity to deal with the Property and the right to enter into this Agreement and to dispose of its right, title and interest in the Property as herein contemplated;

e)

there is no adverse claim or challenge against or to Thomson’s interest in the Property, nor to the knowledge of Thomson is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase such interest in the Property or any portion thereof other than this Agreement;

f)

No person other than Thomson has any royalty, net profit interests or other interest whatsoever in the Property. Thomson holds a a 2% Net Smelter Return interest on the Property.

g)

Thomson is duly authorized to execute  this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of its articles or constating documents or any indenture, agreement or other instrument whatsoever to which Thomson is a party or by which itis bound or to which it or the Property may be subject;

h)

no proceedings are pending for, and he is unaware of any basis for the institution of any proceedings leading to, the placing of Thomson in bankruptcy or subject to any other laws governing the affairs of and insolvent person;

i)

there are no claims, proceedings, actions or lawsuits in existence and to the best of Thomson’s information and belief none are contemplated or threatened against or with respect to the right, title, estate and interest of Thomson in the Property;

j)

to the best of its information and belief, all laws, regulations and orders of all governmental agencies having jurisdiction over the Property have been complied with by Thomson;

k)

to the best of its information and belief Thomson is in good standing under all agreements and instruments affecting the Property to which it is a party or is bound.

2.3 The representations and warranties contained in this section are provided for the exclusive benefit of Puebla, and a breach of any one or more thereof may be waived by Puebla in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

2.4 The representations and warranties contained in this section shall be deemed to apply to all assignments, transfers, conveyances or other documents transferring to Puebla the interest to be acquired hereunder and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyance or documents, any rule or law, in equity or statute to the contrary notwithstanding.

REPRESENTATIONS AND WARRANTIES OF PUEBLA

3.1  Puebla represents and warrants to Thomson that:

a)

it has been duly incorporated and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation;

b)

it is or will be prior to acquiring any undivided interest in the Property hereunder, lawfully authorized to hold the Property and real property under the laws of the jurisdiction in which the Property is situate;

c)

it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transaction herein contemplated by it will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the articles or the constating documents of it or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which they are bound or to which it or the Property may be subject; and,

d)

no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of Puebla or the placing of Puebla in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

3.2 The representations and warranties contained in this section are provided for the exclusive benefit of Thomson and a breach of any one or more thereof may be waived by Thomson in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

3.3 The representations and warranties contained in this section shall be deemed to apply to all assignments, transfers, conveyances or other documents transferring to Thomson the interest to be acquired hereunder and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyance or documents, any rule or law, in equity or statute to the contrary notwithstanding.

GRANT AND EXERCISE OF OPTION

4.1 Thomson hereby irrevocably grants to Puebla the sole and exclusive right and Option to acquire a one-hundred percent (100%) right, title, estate and interest of Thomson’s net undivided interest in and to the Property, free and clear of all charges, encumbrances, claims, royalties and net profit interests of whatsoever nature with the exception of Thomson’s 2% Net Smelter Return interest in the property.

4.2 If at any time after the date hereof Thomson determines in its sole discretion to commission a Feasibility Report recommending the Construction of a Mine, Thomson shall give written notice thereof to Puebla.

4.3 The Option may be exercised at any time (subject to the terms as stated herein) by Puebla:

a)

 by paying Thomson One Thousand Dollars ($1,000) upon the Commencement Date of this Agreement, and;

b)

by incurring Seventy-Five Thousand Dollars ($75,000) of Exploration Expenditures on the Property prior to December 31, 2022.

4.4 Prior to the exercise of the Option as herein provided, Thomson shall be the operator of the Property and shall carry out exploration and development programs on the Property on the following terms:

a)

For income tax purposes, all Exploration Expenditures incurred on behalf of Puebla and paid for by Puebla pursuant to such programs shall be incurred for the benefit of Puebla; and

b)

Until the Option is exercised, Puebla shall have no interest of whatsoever nature in the Property Rights or the Property except as in accordance with the terms of this Agreement.

4.5 If and when the Option has been exercised in accordance with Section 4.3 and commencing on the

Completion Date the undivided right, title and interest in and to the Property Rights and the Property acquired by Puebla upon the Completion Date shall vest in Puebla free and clear of all charges, encumbrances, claims, royalties or net profit interests of whatsoever nature other than the NSR referred to in para 2.2 f).

4.6 Within 30 days after the Completion Date, Thomson shall deliver to Puebla such number of duly executed transfers which in the aggregate convey Thomson's interest to be acquired hereunder in the Property in favour of Puebla. In the event that Thomson shall deliver notice to Puebla that it has exercised the Option pursuant to the terms hereof, Puebla shall be entitled to receive and to record such of the transfers contemplated hereby at its own cost with the appropriate governmental office to effect legal transfer of such interest in the Property into the name of Puebla.

4.7 If, during the Option Period, Thomson:

a) makes a voluntary or involuntary assignment into bankruptcy or takes advantage of any legislation for the winding-up or liquidation of the affairs of insolvent or bankrupt persons or has a bankruptcy petition filed against it; or

b) fails to perform in a manner that is consistent with good mining practice or fails to perform in a manner consistent with its duties and responsibilities under this Agreement and does not remedy such default within 45 days of receipt of notice from Puebla specifying such default Puebla shall have the right to terminate Thomson as the Operator of the Property.

OBLIGATIONS OF THOMSON DURING OPTION PERIOD

6.1 During the term of this Agreement, Thomson shall:

a) maintain in good standing at Puebla’s expense those mineral claims and/or exploration licenses comprised in the Property by the doing and filing of assessment work or the making of payments in lieu thereof, and the performance of all other actions which may be necessary in that regard and to keep such Property free and clear of all liens and other charges arising from Thomson’s activities thereon except those at the time contested in good faith by Puebla;

b) permit the directors, officers, employees and designated consultants of Puebla, at their own risk and expense, access to the Property at all reasonable times, and Puebla agrees to indemnify Thomson against and to save it harmless from all costs, claims, liabilities and expenses that Puebla may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee or designated consultant of Puebla while on the Property;

c) permit Puebla, at its own expense, reasonable access to the results of the work done on the Property during the last completed calendar year;

d) do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

e) indemnify and save Puebla harmless in respect of all costs, other costs of maintaining the Property in good standing, claims, liabilities and expenses arising out of Thomson's activities on the Property.

TERMINATION OF OPTION

7.1 Provided that Puebla is not in default pursuant to the provisions hereof, Puebla shall have the right at any time during the term of this Agreement to terminate the Option Agreement.

7.2 Notwithstanding the termination of the Option, Puebla shall have the right, within a period of one hundred and eighty (180) days following the termination of the Option or the end of the Option Period, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of Puebla, and any such property not removed within such 180-day period shall thereafter become the property of Thomson.

FORCE MAJEURE

9.1 If Thomson is at any time either during the term of this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons, other than lack of funds, beyond the control of Thomson, the time limits for the performance by Puebla of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay, but nothing herein shall discharge Thomson from its obligations hereunder to maintain the Property in good standing.

9.2 Thomson shall give prompt notice to Puebla of each event of force majeure under Section 9.1 and upon cessation of such event shall furnish to Puebla with notice to that effect together with particulars of the number of days by which the obligations of Puebla hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

CONFIDENTIAL INFORMATION

10.1 The parties to this Agreement shall keep confidential all books, records, files and other information supplied by any party to one of the other parties or to their employees, agents or representative in connection with this Agreement or in respect of the activities carried out on the Property by a party, or related to the sale of minerals, or other products derived from the Property, including all analyses, reports, studies or other documents prepared by a party or its employees, agents or representatives, which contain information from, or otherwise reflects such books, records, files or other information. The parties shall not and shall ensure that their employees, agents or representatives do not disclose, divulge, publish, transcribe, or transfer such information, all or in part, without the prior written consent of the other parties, which may not be arbitrarily withheld and which shall not apply to such information or any part thereof to the extent that:

a)

prior to its receipt by a party such information was already in the possession of such party or its employees, agents or representatives; or

b)

in respect of such information required to be publicly disclosed pursuant to applicable securities or corporate laws.

ARBITRATION

11.1 The parties agree that all questions or matters in dispute with respect to any dispute shall be settled by arbitration and shall be submitted to arbitration pursuant to the terms hereof.

11.2 It shall be a condition precedent to the right of any parties, to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than  ten (10) days' prior notice of its intention to do so to the other party, together with particulars of the matter in dispute. On the expiration of such ten (10) days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in 11.3.

11.3 The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and such other party shall, within fifteen (15) days after receiving such notice, either consent to the appointment of such arbitrator which shall then carry out the arbitration or appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within thirty (30) days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other parties shall fail to appoint an arbitrator within fifteen (15) days after receiving notice of the appointment of the first arbitrator, the first arbitrator shall be the only arbitrator, and if the two arbitrators appointed by the party shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Arbitration Act of British Columbia. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this section. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award

11.4 The parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

DEFAULT AND TERMINATION

12.1 If at any time during the term of this Agreement Thomson fails to perform any obligation required to be performed by it hereunder or is in breach of a warranty given by it hereunder, which failure or breach materially interferes with the implementation of this Agreement, Puebla may terminate this Agreement but only if:

a)

it shall have first given to the defaulting Thomson a notice of default containing particulars of the obligation which the defaulting Thomson has not performed, or the warranty breached; and

b)

the defaulting Thomson has not, within forty-five (45) days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance, the defaulting Thomson hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay, provided however, that this paragraph shall not be extended to a default by Thomson to exercise an Option pursuant to Article 4 thereof.

12.2 Notwithstanding Section 12.1 hereof, if at any time Thomson fails to perform a condition precedent to the exercise of the Option, Puebla shall be entitled to forthwith terminate this Agreement.

NOTICES

13.1 Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a Post Office in Canada or in the United States of America addressed to the party entitled to receive the same, or delivered, telexed, telegraphed or telecopied to such party at the address for such party specified on the face page hereof. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, telexed, telegraphed or telecopied, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed except in the case of interruption of postal services for any reason whatever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

13.2 Either party may at any time and from time to time notify the other party in writing of a change or address and the new address to which notice shall be given to it thereafter until further change.

GENERAL

14.1 This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

14.2 No consent or waiver expressed or implied by any party in respect of any breach or default by any other party in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach of default.

14.3 The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully and effectively the intent and purpose of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

14.4 This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

14.5 This Agreement shall, (i) be governed by and construed in accordance with the laws of the State of Nevada and the parties hereby irrevocably attorney to the jurisdiction of the said province and (ii) be subject to the approval of all securities regulatory authorities having jurisdiction, such approvals to be sought in a timely and diligent manner.

14.6 Time shall be of the essence in this Agreement.

14.7 Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

14.8 The rights and obligations of each party shall be in every case several and not joint or joint and several.

14.9 This Agreement may be executed in any number of identical counterparts each of which shall constitute an original and collectively and separately constitute a single instrument or agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

GREGORY R. THOMSON

/s/ Gregory R. Thomson

Gregory R. Thomson

PUEBLA RESOURCES CORP.

Per /s/ Alejandro Vargas

      Alejandro Vargas, Director, CEO

SCHEDULE “A”

DESCRIPTION OF PROPERTY

British Columbia Tenure Number	Claim Name	Area (ha)
1048485	Goldstar	453.262